Exhibit 99.1

SIRIUS XM RADIO REPORTS FULL YEAR AND FOURTH QUARTER 2009 RESULTS

•	2009 Pro Forma Revenue of $2.53 Billion, Up 4% Over 2008

•	Free Cash Flow of Over $185 Million, First Full Year of Positive Free Cash Flow

•	Pro Forma Adj. Income From Operations of $463 Million, a $599 Million Improvement Over 2008

•	2010 Guidance Updated

NEW YORK – February 25, 2010 – SIRIUS XM Radio (NASDAQ: SIRI) today announced full year 2009 results, including pro forma 2009 revenue of $2.53 billion, up 4% over 2008 pro forma revenue of $2.44 billion, and pro forma adjusted income from operations of $463 million, versus ($136) million in 2008.

“2009 was a notable year of firsts for SIRIUS XM: The first full year of positive pro forma adjusted income from operations and the first full year of positive free cash flow in the company’s history,” said Mel Karmazin, the Chief Executive Officer of SIRIUS XM. “We demonstrated considerable operating momentum in the fourth quarter – the addition of over 250,000 subscribers, ARPU growth, revenue growth, improved SAC, and continued operating cost reductions. These gains position us to deliver on our 2010 guidance.”

In the fourth quarter 2009, the Company’s pro forma average revenue per subscriber (ARPU) grew to $10.92 from $10.65 in the fourth quarter of 2008. The average self-pay monthly customer churn rate was 2.0% in the fourth quarter of 2009, as compared with 1.8% in the fourth quarter of 2008.

Fourth quarter of 2009 pro forma revenue was $684 million, up 6% from fourth quarter 2008 pro forma revenue of $644 million. Subscriber acquisition costs (SAC) per gross subscriber addition was $64 in the fourth quarter of 2009, an improvement of 9% over the $70 in SAC per gross subscriber addition in the fourth quarter of 2008.

In the fourth quarter of 2009, SIRIUS XM achieved pro forma adjusted income from operations of $115 million as compared with $32 million in the fourth quarter of 2008. Free cash flow in the quarter of 2009 was $150 million compared to $26 million in the fourth quarter of 2008. The pro forma fourth quarter 2009 net loss was ($25) million as compared with ($248) million in the fourth quarter of 2008. On a GAAP basis, the fourth quarter 2009 net income was $14 million compared to a loss of ($246) million in the 2008 quarter.

“The $599 million improvement in full-year pro forma adjusted income from operations illustrates the strength of our business model and also demonstrates the economic benefit generated by the SIRIUS-XM merger in July 2008,” said David Frear, the Company’s Executive Vice President and Chief Financial Officer. “With over $380 million in cash, positive free cash flow and continued growth in adjusted income from operations, our financial condition has never been stronger,” Frear added.

2010 OUTLOOK

Looking to 2010, the company expects full-year revenue of over $2.7 billion. Free cash flow is expected to remain positive in 2010.

“We expect to add over 500,000 net subscribers this year, exceeding the company’s previous subscriber high of 19 million at the end of 2008. We also expect this year’s adjusted income from operations to be up approximately 20% to $550 million,” said Karmazin.

INVESTOR CONFERENCE CALL

SIRIUS XM plans to hold a conference call on Thursday, February 25, 2010 at 8:00 am ET to discuss these results. Investors and the press can listen to the conference call via the company’s website, www.sirius.com, and on its satellite radio service by tuning to SIRIUS channel 126 or XM channel 90.

A replay of the call will be available on www.sirius.com.

PRO FORMA RESULTS OF OPERATIONS

The discussion of operating results below is based upon pro forma comparisons as if the merger between SIRIUS and XM occurred on January 1, 2007 and excludes the effects of stock-based compensation and purchase accounting adjustments associated with the merger between SIRIUS and XM.

FOURTH QUARTER 2009 VERSUS FOURTH QUARTER 2008

For the fourth quarter of 2009, SIRIUS XM recognized total revenue of $684 million compared to $644 million for the fourth quarter 2008. This 6%, or $40 million, increase in revenue was driven by the U.S. Music Royalty Fee introduced in the third quarter of 2009, the sale of “Best of” programming, and rate increases to the company’s multi-subscription and Internet packages.

Total ARPU for the three months ended December 31, 2009 was $10.92, compared to $10.65 for the three months ended December 31, 2008. The increase was driven mainly by the sale of “Best of” programming and increased rates on the company’s multi-subscription and Internet packages, partially offset by a decline in net advertising revenue per average subscriber.

In the fourth quarter of 2009, the company maintained positive pro forma adjusted income from operations of $115 million compared to a pro forma adjusted income from operations of $32 million for the fourth quarter of 2008 (refer to the reconciliation table of net loss to adjusted income (loss) from operations). The improvement was driven by the increase in total revenue of $40 million and a $44 million, or 7%, decrease in expenses included in pro forma adjusted income from operations.

Satellite and transmission costs increased 10%, or $2 million, in the three months ended December 31, 2009 compared to the same period in 2008 due to non-cash repeater lease charges and an increase in in-orbit insurance expense, partially offset by reductions in repeater maintenance and personnel costs.

Programming and content costs decreased 12%, or $12 million, in the three months ended December 31, 2009 compared to the same period in 2008 due mainly to reductions in personnel and on-air talent costs as well as savings on certain content arrangements.

Revenue share and royalties increased 1%, or $2 million, in the three months ended December 31, 2009 compared to the same period in 2008, due mainly to the increase in the company’s revenues and the statutory royalty rate for the performance of sound recordings offset in part by a reduction in the revenue share rate paid to an automaker.

Customer service and billing costs decreased 12%, or $8 million, in the three months ended December 31, 2009 compared to the same period in 2008 due primarily to reductions in personnel and customer call center expenses.

Cost of equipment decreased 33%, or $6 million, in the three months ended December 31, 2009 compared to the same period in 2008 as a result of a decrease in the company’s direct to customer sales and lower inventory write-downs.

Sales and marketing costs decreased 2%, or $2 million, and decreased as a percentage of revenue to 12% from 13% in the three months ended December 31, 2009 compared to the same period in 2008. The decrease in Sales and marketing costs was due to reduced personnel costs and third party distribution support expenses.

Subscriber acquisition costs decreased 4%, or $5 million, and decreased as a percentage of revenue to 19% from 21% in the three months ended December 31, 2009 compared to the same period in 2008. SAC per gross addition declined by 9%, to $64, from $70 in the year ago period. This improvement in the 2009 quarter was driven by lower OEM subsidies, chipset costs and aftermarket acquisition costs, partially offset by higher aftermarket inventory related charges as compared to the three months ended December 31, 2008. Subscriber acquisition costs also decreased despite the 10% increase in gross additions during the three months ended December 31, 2009 compared to the three months ended December 31, 2008.

General and administrative costs decreased 24%, or $12 million, mainly due to the absence of certain legal and regulatory charges incurred in 2008 and lower personnel costs.

Engineering, design and development costs decreased 23%, or $2 million, in the three months ended December 31, 2009 compared to the same period in 2008 due to lower costs associated with development, tooling, and testing of radios as well as lower personnel costs.

Restructuring, impairments and related costs decreased 11% during the 2009 quarter due to fewer restructuring charges associated with the merger with XM.

Other expenses decreased 65%, or $132 million, in the three months ended December 31, 2009 compared to the same period in 2008. The reduction was largely the product of the decrease in loss on extinguishment of debt and credit facilities of $94 million, an increase in gain on investments of $29 million, and $7 million increase in other income (expense). The decrease in loss on the extinguishment of debt and credit facilities was driven mainly by the exchange of certain of the company’s 2½% Convertible Notes due 2009 into shares of the company’s common stock in December 2008. The increase in gain on investments was attributable to an impairment charge recorded in 2008 on XM’s carrying value of its investments with no such impairment recorded in the fourth quarter of 2009 and payments received from Canadian Satellite Radio Inc. in excess of XM’s carrying value of its investments.

YEAR ENDED DECEMBER 31, 2009 VERSUS YEAR ENDED DECEMBER 31, 2008

For the twelve months ended December 31, 2009, SIRIUS XM recognized total revenue of $2,527 million compared with $2,437 million for the twelve months ended December 31, 2008. This 4%, or $90 million, increase in revenue was primarily driven by the U.S. Music Royalty Fee introduced in the third quarter of 2009, the sale of “Best of” programming, and rate increases to the company’s multi-subscription and Internet packages.

ARPU for the twelve months ended December 31, 2009 was $10.73, compared to $10.56 for the twelve months ended December 31, 2008. The increase was driven mainly by the sale of “Best of” programming, increased rates on the company’s multi-subscription packages and revenues earned on its Internet packages, partially offset by a decline in net advertising revenue per average subscriber.

The company’s pro forma adjusted income from operations increased $599 million to $463 million for the twelve months ended December 31, 2009 from a loss of ($136) million for the twelve months ended December 31, 2008 (refer to the reconciliation table of net loss to adjusted income (loss) from operations). This increase was driven by a 4%, or $90 million, increase in revenue and a 20%, or $509 million, decrease in expenses included in pro forma adjusted income (loss) from operations.

Satellite and transmission costs decreased 17%, or $17 million, in the twelve months ended December 31, 2009 compared to 2008 due to reductions in repeater maintenance costs, non-cash repeater charges, and personnel costs.

Programming and content costs decreased 17%, or $76 million, in the twelve months ended December 31, 2009 compared to 2008, due to a one-time payment recognized in 2008 to a programming provider upon completion of the merger with XM, reductions in personnel and on-air talent costs as well as savings on certain content arrangements.

Revenue share and royalties increased 2%, or $9 million, for the twelve months ended December 31, 2009 compared to 2008, due to the increase in the company’s revenues and the statutory royalty rate for the performance of sound recordings offset in part by a reduction in the revenue share rate paid to an automaker.

Customer service and billing costs decreased 5%, or $12 million, for the twelve months ended December 31, 2009 compared to 2008 due to scale efficiencies.

Cost of equipment decreased 39%, or $26 million, in the twelve months ended December 31, 2009 compared to 2008 as a result of a decrease in the company’s direct to customer sales, lower inventory write-downs and lower product and component sales.

Sales and marketing costs decreased 32%, or $110 million, and decreased as a percentage of revenue to 9% from 14% in the twelve months ended December 31, 2009 compared to 2008. The decrease was due to reduced advertising and cooperative marketing spend as well as reductions to personnel costs and third party distribution support expenses.

Subscriber acquisition costs decreased 30%, or $175 million, and decreased as a percentage of revenue to 16% from 24% in the twelve months ended December 31, 2009 compared to 2008. This decrease was driven by a 15% improvement in SAC, as adjusted, per gross addition due to fewer OEM installations relative to gross subscriber additions, decreased production of certain radios and lower aftermarket inventory reserves in the twelve months ended December 31, 2009 as compared to the twelve months ended December 31, 2008. Subscriber acquisition costs also decreased as a result of the 19% decline in gross additions during the twelve months ended December 31, 2009.

General and administrative costs decreased 32%, or $85 million, mainly due to the absence of certain legal and regulatory charges incurred in 2008 and lower personnel costs.

Engineering, design and development costs decreased 31%, or $16 million, in the twelve months ended December 31, 2009 compared to 2008, due to lower costs associated with development, tooling, and testing of radios as well as lower personnel costs.

Restructuring, impairments and related costs increased $22 million mainly due to a loss of $24 million on capitalized installment payments, offset partially by a decrease in personnel related restructuring costs.

Other expenses increased 53%, or $202 million, in the twelve months ended December 31, 2009 compared to 2008 driven mainly by the increase in loss on extinguishment of debt and credit facilities of $170 million, and an increase in interest expense of $89 million, offset by an increase of $45 million in gain on investments and an increase in other income of $19 million. The increase in loss on the extinguishment of debt and credit facilities was driven by the full repayment of SIRIUS’ Credit Agreement with Liberty Media and XM’s Amended and Restated Credit Agreement and its Second-Lien Credit Agreement. Interest expense increased due primarily to the issuance of XM’s 13% Senior Notes due 2013 and the 7% Exchangeable Senior Subordinated Notes due 2014 in the fourth quarter of 2008. The increase in gain on investments was attributable to a higher impairment charge recorded in 2008 on XM’s carrying value of its investments than recorded in 2009, payments received from Canadian Satellite Radio Inc. in excess of XM’s carrying value of its investment, partially offset by the company’s share of SIRIUS Canada’s and XM Canada’s net losses for the twelve months ended December 31, 2009 compared to 2008.

The following tables contain actual and pro forma subscriber and key operating metrics for the three and twelve months ended December 31, 2009 and 2008, respectively.

	Unaudited

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,

	2009	2008	2009	2008

	(Actual)	(Actual)	(Actual)	(Pro Forma)

Beginning subscribers	18,515,730	18,920,911	19,003,856	17,348,622
Gross subscriber additions	1,882,950	1,713,210	6,208,482	7,710,306
Deactivated subscribers	(1,625,922)	(1,630,265)	(6,439,580)	(6,055,072)

Net additions	257,028	82,945	(231,098)	1,655,234

Ending subscribers	18,772,758	19,003,856	18,772,758	19,003,856

Retail	7,725,750	8,905,087	7,725,750	8,905,087
OEM	10,930,952	9,995,953	10,930,952	9,995,953
Rental	116,056	102,816	116,056	102,816

Ending subscribers	18,772,758	19,003,856	18,772,758	19,003,856

Retail	(200,154)	(131,333)	(1,179,452)	(333,628)
OEM	442,422	218,249	935,114	1,962,685
Rental	14,760	(3,971)	13,240	26,177

Net additions	257,028	82,945	(231,098)	1,655,234

Self-pay	15,703,932	15,549,657	15,703,932	15,549,657
Paid promotional	3,068,826	3,454,199	3,068,826	3,454,199

Ending subscribers	18,772,758	19,003,856	18,772,758	19,003,856

Self-pay	247,182	359,069	154,275	1,676,311
Paid promotional	9,846	(276,124)	(385,373)	(21,077)

Net additions	257,028	82,945	(231,098)	1,655,234

Daily weighted average number of subscribers	18,576,151	18,910,689	18,529,696	18,373,274

	Unaudited Pro Forma

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,

(in thousands, except for per subscriber amounts)	2009	2008	2009	2008

Average self-pay monthly churn (1)(7)	2.0%	1.8%	2.0%	1.8%
Conversion rate (2)(7)	46.4%	44.2%	45.4%	47.5%
ARPU (3)(7)	$10.92	10.65	10.73	10.56
SAC, as adjusted, per gross subscriber addition (4)(7)	$64	70	63	74
Customer service and billing expenses, as adjusted, per average subscriber (5)(7)	$1.06	1.18	1.05	1.11
Total revenue	$683,779	644,108	2,526,703	2,436,740
Free cash flow (6)(7)	$149,547	25,877	185,319	(551,771)
Adjusted income (loss) from operations (8)	$115,339	31,797	462,539	(136,298)
Net loss	$(25,243)	(248,468)	(441,333)	(902,335)

SIRIUS XM RADIO INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Pro Forma

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,

(in thousands)	2009	2008	2009	2008

Revenue:
Subscriber revenue, including effects of rebates	$593,841	$588,622	$2,334,317	$2,258,322
Advertising revenue, net of agency fees	14,467	15,776	51,754	69,933
Equipment revenue	19,008	30,712	50,352	69,398
Other revenue	56,463	8,998	90,280	39,087

Total revenue	683,779	644,108	2,526,703	2,436,740

Operating expenses:
Satellite and transmission	25,094	22,851	82,170	99,185
Programming and content	92,857	105,215	370,470	446,638
Revenue share and royalties	124,527	122,711	486,990	477,962
Customer service and billing	58,887	67,036	232,405	244,195
Cost of equipment	12,200	18,084	40,188	66,104
Sales and marketing	80,161	81,712	232,199	342,296
Subscriber acquisition costs	127,588	132,731	401,670	577,126
General and administrative	39,108	51,591	181,920	267,032
Engineering, design and development	8,018	10,380	36,152	52,500
Depreciation and amortization	57,549	49,519	203,145	245,571
Restructuring, impairments and related costs	2,640	2,977	32,807	10,434
Share-based payment expense	7,480	24,945	78,782	124,619

Total operating expenses	636,109	689,752	2,378,898	2,953,662

Income (loss) from operations	47,670	(45,644)	147,805	(516,922)
Other expense	(70,276)	(202,649)	(583,157)	(381,425)

Loss before income taxes	(22,606)	(248,293)	(435,352)	(898,347)
Income tax expense	(2,637)	(175)	(5,981)	(3,988)

Net loss	$(25,243)	$(248,468)	$(441,333)	$(902,335)

SIRIUS XM RADIO INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Actual

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,

(in thousands, except per share data)	2009	2008	2009	2008

	(Unaudited)	(Unaudited)	(Unaudited)
Revenue:
Subscriber revenue, including effects of rebates	$588,048	$568,523	$2,287,503	$1,548,919
Advertising revenue, net of agency fees	14,467	15,776	51,754	47,190
Equipment revenue	19,008	30,712	50,352	56,001
Other revenue	54,650	7,172	83,029	11,882

Total revenue	676,173	622,183	2,472,638	1,663,992
Operating expenses (depreciation and amortization shown separately below) (1):
Cost of services:
Satellite and transmission	24,597	24,481	84,033	59,279
Programming and content	77,297	89,214	308,121	312,189
Revenue share and royalties	100,355	103,217	397,210	280,852
Customer service and billing	58,887	67,818	234,456	165,036
Cost of equipment	12,200	18,084	40,188	46,091
Sales and marketing	76,308	80,699	228,956	231,937
Subscriber acquisition costs	109,733	113,512	340,506	371,343
General and administrative	44,601	64,586	227,554	213,142
Engineering, design and development	8,056	12,404	41,031	40,496
Impairment of goodwill	—	15,331	—	4,766,190
Depreciation and amortization	77,826	82,958	309,450	203,752
Restructuring, impairments and related costs	2,640	2,977	32,807	10,434

Total operating expenses	592,500	675,281	2,244,312	6,700,741

Income (loss) from operations	83,673	(53,098)	228,326	(5,036,749)
Other income (expense):
Interest and investment income	1,043	(90)	3,645	9,079
Interest expense, net of amounts capitalized	(66,358)	(61,196)	(306,420)	(144,833)

Loss on extinguishment of debt and credit facilities, net	(3,879)	(98,203)	(267,646)	(98,203)

Gain (loss) on investments	1,474	(27,418)	1,931	(30,507)
Other income (expense)	851	(5,664)	3,355	(9,599)

Total other expense	(66,869)	(192,571)	(565,135)	(274,063)

Income (loss) before income taxes	16,804	(245,669)	(336,809)	(5,310,812)
Income tax expense	(2,637)	(175)	(5,981)	(2,476)

Net income (loss)	14,167	(245,844)	(342,790)	(5,313,288)
Preferred stock beneficial conversion feature	—	—	(186,188)	—

Net income (loss) attributable to common stockholders	$14,167	$(245,844)	$(528,978)	$(5,313,288)

Net loss per common share (basic and diluted)	$—	$(0.08)	$(0.15)	$(2.45)

Weighted average common shares outstanding (basic and diluted)	3,642,459	3,160,223	3,585,864	2,169,489

(1) Amounts related to share-based payment expense included in operating expenses were as follows:

Satellite and transmission	$(276)	$1,349	$2,745	$4,236
Programming and content	1,646	4,672	9,064	12,148
Customer service and billing	—	783	2,051	1,920
Sales and marketing	(474)	2,165	9,608	13,541
Subscriber acquisition costs	—	—	—	14
General and administrative	5,493	12,995	45,634	49,354
Engineering, design and development	38	2,023	4,879	6,192

Total share-based payment expense	$6,427	$23,987	$73,981	$87,405

SIRIUS XM RADIO INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of December 31,

(in thousands, except share and per share data)	2009	2008

	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$383,489	$380,446
Accounts receivable, net	113,580	102,024
Receivables from distributors	48,738	45,950
Inventory, net	16,193	24,462
Prepaid expenses	100,273	67,203
Related party current assets	106,247	110,427
Deferred tax asset	72,640	31,270
Other current assets	18,620	27,474

Total current assets	859,780	789,256
Property and equipment, net	1,711,003	1,703,476
FCC licenses	2,083,654	2,083,654
Restricted investments	3,400	141,250
Deferred financing fees, net	8,902	9,197
Intangible assets, net	611,461	688,671
Goodwill	1,834,856	1,834,856
Related party long-term assets	110,594	128,357
Other long-term assets	39,878	81,019

Total assets	$7,263,528	$7,459,736

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$543,686	$625,264
Accrued interest	74,566	76,463
Current portion of deferred revenue	1,086,205	1,002,736
Current portion of deferred credit on executory contracts	252,831	234,774
Current maturities of long-term debt	13,882	399,726
Related party current liabilities	105,471	68,373

Total current liabilities	2,076,641	2,407,336
Deferred revenue	283,942	247,889
Deferred credit on executory contracts	784,078	1,037,190
Long-term debt	2,799,127	2,820,781
Long-term related party debt	263,566	—
Deferred tax liability	940,182	894,453
Related party long-term liabilities	17,508	—
Other long-term liabilities	61,052	43,550

Total liabilities	7,226,096	7,451,199

Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001; 50,000,000 authorized at December 31, 2009 and 2008:
Series A convertible preferred stock (liquidation preference of $51,370 at December 31, 2009 and 2008); 24,808,959 shares issued and outstanding at December 31, 2009 and 2008	25	25
Convertible perpetual preferred stock, series B (liquidation preference of $13 and $0 at December 31, 2009 and 2008, respectively); 12,500,000 and zero shares issued and outstanding at December 31, 2009 and 2008, respectively	13	—
Convertible preferred stock, series C junior; no shares issued and outstanding at December 31, 2009 and 2008	—	—
Common stock, par value $0.001; 9,000,000,000 and 8,000,000,000 shares authorized at December 31, 2009 and 2008, respectively; 3,882,659,087 and 3,651,765,837 shares issued and outstanding at December 31, 2009 and 2008, respectively	3,882	3,652
Accumulated other comprehensive loss, net of tax	(6,581)	(7,871)
Additional paid-in capital	10,281,331	9,724,991
Accumulated deficit	(10,241,238)	(9,712,260)

Total stockholders’ equity	37,432	8,537

Total liabilities and stockholders’ equity	$7,263,528	$7,459,736

SIRIUS XM RADIO INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,

(in thousands)	2009	2008

	(Unaudited)
Cash flows from operating activities:
Net loss	$(342,790)	$(5,313,288)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	309,450	203,752
Impairment of goodwill	—	4,766,190
Non-cash interest expense, net of amortization of premium	33,818	(6,311)
Provision for doubtful accounts	30,602	21,589
Amortization of deferred income related to equity method investment	(2,776)	(1,156)
Loss on extinguishment of debt and credit facilities, net	267,646	98,203
Restructuring, impairments and related costs	26,964	—
Loss (gain) on disposal of assets	—	4,879
Loss on investments	13,664	28,999
Share-based payment expense	73,981	87,405
Deferred income taxes	5,981	2,476
Other non-cash purchase price adjustments	(202,054)	(68,330)
Other	—	1,643
Changes in operating assets and liabilities:
Accounts receivable	(42,158)	(32,121)
Inventory	8,269	8,291
Receivables from distributors	(2,788)	14,401
Related party assets	15,305	(22,249)
Prepaid expenses and other current assets	10,027	(19,953)
Other long-term assets	86,674	(5,490)
Accounts payable and accrued expenses	(46,645)	(83,037)
Accrued interest	2,429	23,081
Deferred revenue	89,144	73,334
Related party liabilities	54,606	34,646
Other long-term liabilities	44,481	30,249

Net cash provided by (used in) operating activities	433,830	(152,797)

Cash flows from investing activities:
Additions to property and equipment	(248,511)	(130,551)
Sales of property and equipment	—	105
Purchases of restricted and other investments	—	(3,000)
Acquisition of acquired entity cash	—	819,521
Merger related costs	—	(23,519)
Sale of restricted and other investments	—	65,869

Net cash (used in) provided by investing activities	(248,511)	728,425

Cash flows from financing activities:
Proceeds from exercise of warrants and stock options	—	471
Preferred stock issuance costs, net of costs	(3,712)	—
Long-term borrowings, net of costs	582,612	531,743
Related party long-term borrowings, net of costs	362,593	—
Payment of premiums on redemption of debt	(17,075)	(18,693)
Payments to noncontrolling interest	—	(61,880)
Repayment of long-term borrowings	(755,447)	(1,085,643)
Repayment of related party long-term borrowings	(351,247)	—

Net cash (used in) provided by financing activities	(182,276)	(634,002)

Net increase (decrease) in cash and cash equivalents	3,043	(58,374)
Cash and cash equivalents at beginning of period	380,446	438,820

Cash and cash equivalents at end of period	$383,489	$380,446

FOOTNOTES TO PRESS RELEASE AND TABLES FOR NON-GAAP FINANCIAL MEASURES

(1)	Average self-pay monthly churn represents the monthly average of self-pay deactivations by the quarter divided by the average self-pay subscriber balance for the quarter.

(2)

We measure the percentage of vehicle owners and lessees that receive our service and convert to self-paying after the initial promotion period. We refer to this as the “conversion rate.” At the time of sale, vehicle owners and lessees generally receive between three and twelve month trial subscriptions. Promotional periods generally include the period of trial service plus 30 days to handle the receipt and processing of payments. We measure conversion rate three months after the period in which the trial service ends. Based on our experience it may take up to 90 days after the trial service ends for vehicle owners and lessees to respond to our marketing communications and become self-paying subscribers.

(3)

ARPU is derived from total earned subscriber revenue and net advertising revenue, divided by the number of months in the period, divided by the daily weighted average number of subscribers for the period. ARPU is calculated as follows (in thousands, except for subscriber and per subscriber amounts):

	Unaudited Pro Forma

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,

	2009	2008	2009	2008

Subscriber revenue	$593,841	$588,622	$2,334,317	$2,258,322
Net advertising revenue	14,467	15,776	51,754	69,933

Total subscriber and net advertising revenue	$608,308	$604,398	$2,386,071	$2,328,255

Daily weighted average number of subscribers	18,576,151	18,910,689	18,529,696	18,373,274
ARPU	$10.92	$10.65	$10.73	$10.56

(4)

SAC, as adjusted, per gross subscriber addition is derived from subscriber acquisition costs and margins from the direct sale of radios and accessories, excluding share-based payment expense divided by the number of gross subscriber additions for the period. SAC, as adjusted, per gross subscriber addition is calculated as follows (in thousands, except for subscriber and per subscriber amounts):

	Unaudited Pro Forma

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,

	2009	2008	2009	2008

Subscriber acquisition cost	$127,588	$132,731	$401,670	$577,140
Less: share-based payment expense granted to third parties and employees	—	—	—	(14)
Less: margin from direct sales of radios and accessories	(6,808)	(12,628)	(10,164)	(3,294)

SAC, as adjusted	$120,780	$120,103	$391,506	$573,832

Gross subscriber additions	1,882,950	1,713,210	6,208,482	7,710,306
SAC, as adjusted, per gross subscriber addition	$64	$70	$63	$74

(5)

Customer service and billing expenses, as adjusted, per average subscriber is derived from total customer service and billing expenses, excluding share-based payment expense, divided by the number of months in the period, divided by the daily weighted average number of subscribers for the period. Customer service and billing expenses, as adjusted, per average subscriber is calculated as follows (in thousands, except for subscriber and per subscriber amounts):

	Unaudited Pro Forma

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,

	2009	2008	2009	2008

Customer service and billing expenses	$58,981	$67,906	$234,909	$248,176
Less: share-based payment expense	(94)	(870)	(2,504)	(3,981)

Customer service and billing expenses, as adjusted	$58,887	$67,036	$232,405	$244,195

Daily weighted average number of subscribers	18,576,151	18,910,689	18,529,696	18,373,274
Customer service and billing expenses, as adjusted, per average subscriber	$1.06	$1.18	$1.05	$1.11

(6)	Free cash flow is calculated as follows:

	Unaudited Pro Forma

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,

(in thousands)	2009	2008	2009	2008

Net cash provided by (used in) operating activities	$180,723	$64,195	$433,830	$(403,883)
Additions to property and equipment	(31,176)	(27,846)	(248,511)	(161,394)
Merger related costs	—	(10,472)	—	(23,519)
Restricted and other investment activity	—	—	—	37,025

Free cash flow	$149,547	$25,877	$185,319	$(551,771)

(7)

Average self-pay monthly churn; conversion rate; ARPU; SAC, as adjusted, per gross subscriber addition; customer service and billing expenses, as adjusted, per average subscriber; and free cash flow are not measures of financial performance under U.S. generally accepted accounting principles (“GAAP”). We believe these non-GAAP financial measures provide meaningful supplemental information regarding our operating performance and are used by us for budgetary and planning purposes; when publicly providing our business outlook; as a means to evaluate period-to-period comparisons; and to compare our performance to that of our competitors. We also believe that investors also use our current and projected metrics to monitor the performance of our business and to make investment decisions.

We believe the exclusion of share-based payment expense in our calculations of SAC, as adjusted, per gross subscriber addition and customer service and billing expenses, as adjusted, per average subscriber is useful given the significant variation in expense that can result from changes in the fair market value of our common stock, the effect of which is unrelated to the operational conditions that give rise to variations in the components of our subscriber acquisition costs and customer service and billing expenses. Specifically, the exclusion of share-based payment expense in our calculation of SAC, as adjusted, per gross subscriber addition is critical in being able to understand the economic impact of the direct costs incurred to acquire a subscriber and the effect over time as economies of scale are reached.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. These non-GAAP financial measures may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies;

and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP.

(8)

We refer to net income (loss) before interest and investment income; interest expense, net of amounts capitalized; income tax expense; loss on extinguishment of debt and credit facilities, net; (gain) loss on investments; other expense (income); restructuring, impairments and related costs; depreciation and amortization; and share-based payment expense as adjusted income (loss) from operations. Adjusted income (loss) from operations is not a measure of financial performance under U.S. GAAP. We believe adjusted income (loss) from operations is a useful measure of our operating performance. We use adjusted income (loss) from operations for budgetary and planning purposes; to assess the relative profitability and on-going performance of our consolidated operations; to compare our performance from period–to-period; and to compare our performance to that of our competitors. We also believe adjusted income (loss) from operations is useful to investors to compare our operating performance to the performance of other communications, entertainment and media companies. We believe that investors use current and projected adjusted income (loss) from operations to estimate our current or prospective enterprise value and to make investment decisions.

Because we fund and build-out our satellite radio system through the periodic raising and expenditure of large amounts of capital, our results of operations reflect significant charges for interest and depreciation expense. We believe adjusted income (loss) from operations provides useful information about the operating performance of our business apart from the costs associated with our capital structure and physical plant. The exclusion of interest and depreciation and amortization expense is useful given fluctuations in interest rates and significant variation in depreciation and amortization expense that can result from the amount and timing of capital expenditures and potential variations in estimated useful lives, all of which can vary widely across different industries or among companies within the same industry. We believe the exclusion of taxes is appropriate for comparability purposes as the tax positions of companies can vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the various jurisdictions in which they operate. We believe the exclusion of restructuring, impairments and related costs is useful given the non-recurring nature of these expenses. We also believe the exclusion of share-based payment expense is useful given the significant variation in expense that can result from changes in the fair market value of our common stock. To compensate for the exclusion of taxes, other expense (income), depreciation and amortization and share-based payment expense, we separately measure and budget for these items.

There are material limitations associated with the use of adjusted income (loss) from operations in evaluating our company compared with net loss, which reflects overall financial performance, including the effects of taxes, other (income) expense, depreciation and amortization, restructuring, impairments and related costs and share-based payment expense. We use adjusted income (loss) from operations to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Investors that wish to compare and evaluate our operating results after giving effect for these costs, should refer to net loss as disclosed in our consolidated statements of operations. Since adjusted income (loss) from operations is a non-GAAP financial measure, our calculation of adjusted income (loss) from operations may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP.

The reconciliation of the pro forma unadjusted net income (loss) to the pro forma adjusted income (loss) from operations is calculated as follows (see footnotes for reconciliation of the pro forma amounts to their respective GAAP amounts):

	Unaudited Pro Forma

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,

(in thousands)	2009	2008	2009	2008

Reconciliation of Net loss to Adjusted income (loss) from operations:
Net loss	$(25,243)	$(248,468)	$(441,333)	$(902,335)
Add back Net loss items excluded from Adjusted income (loss) from operations:
Interest and investment income	(1,043)	90	(3,645)	(12,092)
Interest expense, net of amounts capitalized	69,765	71,274	324,442	235,655
Income tax expense	2,637	175	5,981	3,988
Loss on extinguishment of debt and facilities, net	3,879	98,203	267,646	98,203
(Gain) loss on investments	(1,474)	27,418	(1,931)	43,517
Other (income) expense	(851)	5,664	(3,355)	16,142

Income (loss) from operations	47,670	(45,644)	147,805	(516,922)
Restructuring, impairments and related costs	2,640	2,977	32,807	10,434
Depreciation and amortization	57,549	49,519	203,145	245,571
Share-based payment expense	7,480	24,945	78,782	124,619

Adjusted income (loss) from operations	$115,339	$31,797	$462,539	$(136,298)

There are material limitations associated with the use of a pro forma unadjusted results of operations in evaluating our company compared with our GAAP results of operations, which reflects overall financial performance. We use pro forma unadjusted results of operations to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Investors that wish to compare and evaluate our operating results after giving effect for these costs, should refer to results of operations as disclosed in our consolidated statements of operations. Since pro forma unadjusted results of operations is a non-GAAP financial measure, our calculations may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP.

(9)	The following tables reconcile our GAAP results of operations to our non-GAAP pro forma unadjusted results of operations (in thousands):

	Unaudited For the Three Months Ended December 31, 2009

	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Pro Forma

Revenue:
Subscriber revenue, including effects of rebates	$588,048	$5,793	$—	$593,841
Advertising revenue, net of agency fees	14,467	—	—	14,467
Equipment revenue	19,008	—	—	19,008
Other revenue	54,650	1,813	—	56,463

Total revenue	676,173	7,606	—	683,779
Operating expenses (depreciation and amortization shown separately below) (1)
Cost of services:
Satellite and transmission	24,597	327	170	25,094
Programming and content	77,297	17,361	(1,801)	92,857
Revenue share and royalties	100,355	24,172	—	124,527
Customer service and billing	58,887	94	(94)	58,887
Cost of equipment	12,200	—	—	12,200
Sales and marketing	76,308	3,522	331	80,161
Subscriber acquisition costs	109,733	17,855	—	127,588
General and administrative	44,601	350	(5,843)	39,108
Engineering, design and development	8,056	205	(243)	8,018
Depreciation and amortization	77,826	(20,277)	—	57,549
Restructuring, impairments and related costs	2,640	—	—	2,640
Share-based payment expense	—	—	7,480	7,480

Total operating expenses	592,500	43,609	—	636,109

Income (loss) from operations	83,673	(36,003)	—	47,670
Other income (expense)
Interest and investment income	1,043	—	—	1,043
Interest expense, net of amounts capitalized	(66,358)	(3,407)	—	(69,765)
Loss on extinguishment of debt and credit facilities, net	(3,879)	—	—	(3,879)
Gain on investments	1,474	—	—	1,474
Other income	851	—	—	851

Total other expense	(66,869)	(3,407)	—	(70,276)

Income (loss) before income taxes	16,804	(39,410)	—	(22,606)
Income tax expense	(2,637)	—	—	(2,637)

Net income (loss)	$14,167	$(39,410)	$—	$(25,243)

(1) Amounts related to share-based payment expense included in operating expenses were as follows:

Satellite and transmission	$(276)	$106	$—	$(170)
Programming and content	1,646	155	—	1,801
Customer service and billing	—	94	—	94
Sales and marketing	(474)	143	—	(331)
Subscriber acquisition costs	—	—	—	—
General and administrative	5,493	350	—	5,843
Engineering, design and development	38	205	—	243

Total share-based payment expense	$6,427	$1,053	$—	$7,480

	Unaudited For the Three Months Ended December 31, 2008

	As Reported	Purchase Price Accounting Adjustments (a)	Allocation of Share-based Payment Expense	Pro Forma

Revenue:
Subscriber revenue, including effects of rebates	$568,523	$20,099	$—	$588,622
Advertising revenue, net of agency fees	15,776	—	—	15,776
Equipment revenue	30,712	—	—	30,712
Other revenue	7,172	1,826	—	8,998

Total revenue	622,183	21,925	—	644,108
Operating expenses (depreciation and amortization shown separately below) (1)
Cost of services:
Satellite and transmission	24,481	(214)	(1,416)	22,851
Programming and content	89,214	20,755	(4,754)	105,215
Revenue share and royalties	103,217	19,494	—	122,711
Customer service and billing	67,818	88	(870)	67,036
Cost of equipment	18,084	—	—	18,084
Sales and marketing	80,699	3,312	(2,299)	81,712
Subscriber acquisition costs	113,512	19,219	—	132,731
General and administrative	64,586	306	(13,301)	51,591
Engineering, design and development	12,404	281	(2,305)	10,380
Impairment of goodwill	15,331	(15,331)	—	—
Depreciation and amortization	82,958	(33,439)	—	49,519
Restructuring, impairments and related costs	2,977	—	—	2,977
Share-based payment expense	—	—	24,945	24,945

Total operating expenses	675,281	14,471	—	689,752

(Loss) income from operations	(53,098)	7,454	—	(45,644)
Other income (expense)
Interest and investment income	(90)	—	—	(90)
Interest expense, net of amounts capitalized	(61,196)	(10,078)	—	(71,274)
Loss on extinguishment of debt and credit facilities, net	(98,203)	—	—	(98,203)
Loss on investments	(27,418)	—	—	(27,418)
Other expense	(5,664)	—	—	(5,664)

Total other expense	(192,571)	(10,078)	—	(202,649)

Loss before income taxes	(245,669)	(2,624)	—	(248,293)
Income tax expense	(175)	—	—	(175)

Net loss	$(245,844)	$(2,624)	$—	$(248,468)

(1) Amounts related to share-based payment expense included in operating expenses were as follows:

Satellite and transmission	$1,349	$67	$—	$1,416
Programming and content	4,672	82	—	4,754
Customer service and billing	783	87	—	870
Sales and marketing	2,165	134	—	2,299
General and administrative	12,995	306	—	13,301
Engineering, design and development	2,023	282	—	2,305

Total share-based payment expense	$23,987	$958	$—	$24,945

(a)	Includes impairment of goodwill.

	Unaudited For the Year Ended December 31, 2009

	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Pro Forma

Revenue:
Subscriber revenue, including effects of rebates	$2,287,503	$46,814	$—	$2,334,317
Advertising revenue, net of agency fees	51,754	—	—	51,754
Equipment revenue	50,352	—	—	50,352
Other revenue	83,029	7,251	—	90,280

Total revenue	2,472,638	54,065	—	2,526,703
Operating expenses (depreciation and amortization shown separately below) (1)
Cost of services:
Satellite and transmission	84,033	1,339	(3,202)	82,170
Programming and content	308,121	72,069	(9,720)	370,470
Revenue share and royalties	397,210	89,780	—	486,990
Customer service and billing	234,456	453	(2,504)	232,405
Cost of equipment	40,188	—	—	40,188
Sales and marketing	228,956	13,507	(10,264)	232,199
Subscriber acquisition costs	340,506	61,164	—	401,670
General and administrative	227,554	1,602	(47,236)	181,920
Engineering, design and development	41,031	977	(5,856)	36,152
Depreciation and amortization	309,450	(106,305)	—	203,145
Restructuring, impairments and related costs	32,807	—	—	32,807
Share-based payment expense	—	—	78,782	78,782

Total operating expenses	2,244,312	134,586	—	2,378,898

Income (loss) from operations	228,326	(80,521)	—	147,805
Other income (expense)
Interest and investment income	3,645	—	—	3,645
Interest expense, net of amounts capitalized	(306,420)	(18,022)	—	(324,442)
Loss on extinguishment of debt and credit facilities, net	(267,646)	—	—	(267,646)
Gain on investments	1,931	—	—	1,931
Other income	3,355	—	—	3,355

Total other expense	(565,135)	(18,022)	—	(583,157)

Loss before income taxes	(336,809)	(98,543)	—	(435,352)
Income tax expense	(5,981)	—	—	(5,981)

Net loss	$(342,790)	$(98,543)	$—	$(441,333)

(1) Amounts related to share-based payment expense included in operating expenses were as follows:

Satellite and transmission	$2,745	$457	$—	$3,202
Programming and content	9,064	656	—	9,720
Customer service and billing	2,051	453	—	2,504
Sales and marketing	9,608	656	—	10,264
Subscriber acquisition costs	—	—	—	—
General and administrative	45,634	1,602	—	47,236
Engineering, design and development	4,879	977	—	5,856

Total share-based payment expense	$73,981	$4,801	$—	$78,782

	Unaudited For the Year Ended December 31, 2008

	As Reported	Predecessor Financial Information	Purchase Price Accounting Adjustments (a)	Allocation of Share-based Payment Expense	Pro Forma

Revenue:
Subscriber revenue, including effects of rebates	$1,548,919	$670,870	$38,533	$—	$2,258,322
Advertising revenue, net of agency fees	47,190	22,743	—	—	69,933
Equipment revenue	56,001	13,397	—	—	69,398
Other revenue	11,882	24,184	3,021	—	39,087

Total revenue	1,663,992	731,194	41,554	—	2,436,740
Operating expenses (depreciation and amortization shown separately below) (1)
Cost of services:
Satellite and transmission	59,279	46,566	424	(7,084)	99,185
Programming and content	312,189	117,156	34,667	(17,374)	446,638
Revenue share and royalties	280,852	166,606	30,504	—	477,962
Customer service and billing	165,036	82,947	193	(3,981)	244,195
Cost of equipment	46,091	20,013	—	—	66,104
Sales and marketing	231,937	126,054	5,393	(21,088)	342,296
Subscriber acquisition costs	371,343	174,083	31,714	(14)	577,126
General and administrative	213,142	116,444	1,083	(63,637)	267,032
Engineering, design and development	40,496	23,045	400	(11,441)	52,500
Impairment of goodwill	4,766,190	—	(4,766,190)	—	—
Depreciation and amortization	203,752	88,749	(46,930)	—	245,571
Restructuring, impairments and related costs	10,434	—	—	—	10,434
Share-based payment expense	—	—	—	124,619	124,619

Total operating expenses	6,700,741	961,663	(4,708,742)	—	2,953,662

(Loss) income from operations	(5,036,749)	(230,469)	4,750,296	—	(516,922)
Other income (expense)
Interest and investment income	9,079	3,013	—	—	12,092
Interest expense, net of amounts capitalized	(144,833)	(73,937)	(16,885)	—	(235,655)
Loss on extinguishment of debt and credit facilities, net	(98,203)	—	—	—	(98,203)
Loss on investments	(30,507)	(13,010)	—	—	(43,517)
Other expense	(9,599)	(6,543)	—	—	(16,142)

Total other expense	(274,063)	(90,477)	(16,885)	—	(381,425)

(Loss) income before income taxes	(5,310,812)	(320,946)	4,733,411	—	(898,347)
Income tax expense	(2,476)	(1,512)	—	—	(3,988)

Net (loss) income	$(5,313,288)	$(322,458)	$4,733,411	$—	$(902,335)

(1) Amounts related to share-based payment expense included in operating expenses were as follows:

Satellite and transmission	$4,236	$2,745	$103	$—	$7,084
Programming and content	12,148	4,949	277	—	17,374
Customer service and billing	1,920	1,869	192	—	3,981
Sales and marketing	13,541	7,047	500	—	21,088
Subscriber acquisition costs	14	—	—	—	14
General and administrative	49,354	13,200	1,083	—	63,637
Engineering, design and development	6,192	4,675	574	—	11,441

Total share-based payment expense	$87,405	$34,485	$2,729	$—	$124,619

(a)	Includes impairment of goodwill.

(10)   The following table reconciles our GAAP Net loss per common share (basic and diluted) to our non-GAAP Net loss per common share (basic and diluted) excluding the following charges: (a) preferred stock beneficial conversion feature, (b) loss on extinguishment of debt and credit facilities, net, and (c) loss on impairment of goodwill.

	Unaudited

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,

(per share data includes basic and diluted)	2009	2008	2009	2008

Net loss per common share	$0.00	$(0.08)	$(0.15)	$(2.45)
Less: Preferred stock beneficial conversion feature	—	—	(0.05)	—

Net loss per common share excluding preferred stock beneficial conversion feature	0.00	(0.08)	(0.10)	(2.45)
Less: Loss on extinguishment of debt and credit facilities, net	(0.00)	(0.03)	(0.07)	(0.05)

Net loss per common share excluding loss on extinguishment of debt and credit facilities, net and preferred stock beneficial conversion feature	0.00	(0.05)	(0.02)	(2.40)
Less: Impairment of goodwill	—	(0.00)	—	(2.20)

Net loss per common share, excluding charges	$0.00	$(0.04)	$(0.02)	$(0.21)

# # #

About SIRIUS XM Radio

SIRIUS XM Radio is America’s satellite radio company delivering to subscribers commercial-free music channels, premier sports, news, talk, entertainment, and traffic and weather.

SIRIUS XM Radio has content relationships with an array of personalities and artists, including Howard Stern, Martha Stewart, Oprah Winfrey, Rosie O’Donnell, Jamie Foxx, Barbara Walters, Opie & Anthony, Bubba the Love Sponge®, Bob Edwards, Chris “Mad Dog” Russo, Jimmy Buffett, The Grateful Dead, Willie Nelson, Bob Dylan and Tom Petty. SIRIUS XM Radio is the leader in sports programming as the Official Satellite Radio Partner of the NFL, Major League Baseball®, NASCAR®, NBA, NHL®, and PGA TOUR® and major college sports.

SIRIUS XM Radio has arrangements with every major automaker. SIRIUS XM Radio products are available at shop.sirius.com and shop.xmradio.com, and at retail locations nationwide, including Best Buy, RadioShack, Wal-Mart and independent retailers.

SIRIUS XM Radio also offers SIRIUS Backseat TV, the first ever live in-vehicle rear seat entertainment featuring Nickelodeon, Disney Channel and Cartoon Network; XM NavTraffic® service for GPS navigation systems delivers real-time traffic information, including accidents and road construction, for more than 80 North American markets.

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving SIRIUS and XM, including potential synergies and cost savings and the timing thereof, future financial and operating results, the combined company’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “ are expected to,” “anticipate,” “believe,” “plan,” “estimate,” “intend,” “will,” “should,” “may,” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of SIRIUS’ and XM’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of SIRIUS and XM. Actual results may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statement: our substantial indebtedness; the businesses of SIRIUS and XM may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; the useful life of our satellites; our dependence upon automakers and other Fourth parties; our competitive position versus other forms of audio and video entertainment; and general economic conditions. Additional factors that could cause SIRIUS’ and XM’s results to differ materially from those described in the forward-looking statements can be found in SIRIUS’ Annual Report on Form 10-K for the year ended December 31, 2008 and XM’s Annual Report on Form 10-K for the year ended December 31, 2008, which are filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and SIRIUS and XM disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

E-SIRI

Contact Information for Investors and Financial Media:

Investors:

William Prip
212 584 5289
william.prip@siriusxm.com

Hooper Stevens
212 901 6718
hooper.stevens@siriusxm.com

Media:

Patrick Reilly
212 901 6646
patrick.reilly@siriusxm.com